Exhibit 10.41

RELEASE AND SETTLEMENT AGREEMENT

This RELEASE AND SETTLEMENT AGREEMENT (“Agreement”) is made and entered into this 18 day of October 2006, by and between:

1. Alan J. Ballard (“Ballard”), an individual who resides in Topsham, Maine,

2. American Technology Corporation, (“ATC”), a corporation organized under the laws of California with its principal executive offices in San Diego, California. [Collectively, Ballard and ATC shall be referred to herein as the “Parties.”]

WHEREAS, ATC formerly employed Ballard in ATC’s government military division;

WHEREAS, ATC terminated Ballard’s employment in May 2006;

WHEREAS, in connection with Ballard’s employment, and the termination of that employment, various disputes (“the Disputes”) have arisen between the Parties, including but not limited to the lawsuit filed by Ballard against ATC which is currently pending in Sagadahoc County Superior Court, captioned Alan J. Ballard v. American Technology Corporation, CV-06 (“the Litigation”);

WHEREAS, the Parties desire to resolve the Disputes, and all issues raised by or that could have been raised by the Disputes, without the further expenditure of time or the expense of contested litigation. Additionally, the Parties desire to resolve any known or unknown claims as more fully set forth below. For these reasons, the Parties have entered into this Agreement;

WHEREAS, ATC expressly denies any violation of any federal, state or local statute, ordinance, rule, regulation, policy, order or other law. ATC also expressly denies any liability to Ballard. This Agreement is the compromise of disputed claims and nothing contained herein is to be construed as an admission of liability on the part of the parties hereby released, by whom liability is expressly denied. Accordingly, while this Agreement resolves all issues referenced herein, it does not constitute an adjudication or finding on the merits of the allegations in the Disputes and it is not, and shall not be construed as, an admission by ATC of any violation of federal, state or local statute, ordinance, rule, regulation, policy, order or other law, or of any liability alleged in the Disputes;

NOW THEREFORE, the parties agree to settle said claims pursuant to the terms of this Agreement, as set forth below.

1. Payment to Ballard

In consideration of and in return for the promises and covenants undertaken by ATC and Ballard herein and the releases given by Ballard and ATC herein:

a. ATC shall pay Ballard the total gross sum of $90,000.00 (the “Payment”). The Payment shall be allocated as follows:

1) $36,250 shall be allocated as severance pay and will be subject to standard tax withholdings and customary payroll deductions. ATC will issue to Ballard a W-2 statement for this portion of the Payment.

2) The balance of $53,750.00 shall be allocated as non-wage damages, including but not limited to emotional distress, damages to Ballard’s reputation, attorneys’ fees and costs. ATC shall issue a 1099 form for this portion of the Payment.

b. The Payment shall be made by check payable to Ballard.

c. The Payment shall be delivered to Ballard within seven (7) days of the Effective Date of this Agreement.

d. Ballard agrees that the Payment made to Ballard under this Agreement constitutes adequate consideration and is more than ATC is required to pay Ballard under its plans, policies, and procedures. The Parties confirm Ballard would not be entitled to the Payment set forth in this Section 1 if Ballard did not sign this Agreement.

2. Mutual Releases

a. Except for any rights or claims created by this Agreement, in consideration of and in return for the promises and covenants undertaken herein by ATC, and for other good and valuable consideration, receipt of which is hereby acknowledged: Ballard, for himself and anyone who may claim through him, including but not limited to his heirs, successors, and assigns, does hereby irrevocably and unconditionally remise, release, and forever discharge ATC, and all ATC’s current and former agents, employees, representatives, attorneys, insurers, related entities and the predecessors, successors and assigns of all of them, and all persons acting by, through, under or in concert with any of them (hereinafter collectively referred to as “Releasees”), of and from any and all actions, causes of action, suits, liabilities, defenses, claims, demands and expenses (including all costs and attorneys’ fees) of any nature whatsoever, both at law and in equity, whether known or unknown, which have accrued on or prior to the date of this Agreement, including specifically but not exclusively and without limiting the generality of the foregoing, any and all claims, demands, grievances, agreements, obligations and causes of action, known or unknown, suspected or unsuspected: (1) arising out of or in any way connected with the Disputes; (2) arising out of Ballard’s employment with ATC; (3) arising out of or in any way connected with the Litigation; or (4) arising out of or in any way connected with any claim, loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Releasees, or any of them, committed or omitted on or before the Effective Date hereof.

b. Except for any rights or claims created by this Agreement, in consideration of and in return for the promises and covenants undertaken herein by Ballard, and for other good and valuable consideration, receipt of which is hereby acknowledged: ATC, for itself and anyone who may claim through it, including but not limited to its heirs, successors, and assigns, does hereby irrevocably and unconditionally remise, release, and forever discharge Ballard, and all Ballard’s current and former agents, employees, representatives, attorneys, insurers, related entities and the predecessors, successors and assigns of all of them, and all persons acting by, through, under or in concert with any of them (hereinafter collectively referred to as “Releasees”), of and from any and all actions, causes of action, suits, liabilities, defenses, claims, demands and expenses (including all costs and attorneys’ fees) of any nature whatsoever, both at law and in equity, whether known or unknown, which have accrued on or prior to the date of this Agreement, including specifically but not exclusively and without limiting the generality of the foregoing, any and all claims, demands, grievances, agreements, obligations and causes of action, known or unknown, suspected or unsuspected: (1) arising out of or in any way connected with the Disputes; (2) arising out of Ballard’s employment with ATC; (3) arising out of or in any way connected with the Litigation; or (4) arising out of or in any way connected with any claim, loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Releasees, or any of them, committed or omitted on or before the Effective Date hereof.

The mutual releases under this paragraph 2 do not apply to any claim which as a matter of law cannot be released.

3. Consideration

The Parties acknowledge that the promises contained herein are good and sufficient consideration for this Agreement and further warrant that they will not interpose failure of consideration as a defense to an action to enforce this Agreement.

4. Dismissal of Claims and Forbearance from Litigation

Ballard hereby agrees that within seven (7) days of receipt of the Payment under this Agreement, Ballard will take all actions necessary to dismiss, with prejudice and without costs or attorney’s fees, his claims against ATC that are currently pending in the Litigation.

Ballard further covenants, promises and agrees that neither he nor any person, organization or other entity acting on his behalf will file, charge, claim, sue or cause or permit to be filed any charge, claim or action for damages or other relief against ATC or the Releasees involving any matter or based upon any claims, demands, causes of action, defenses, obligations, damage or liabilities which are the subject of this Agreement, other than to enforce this Agreement.

5. Nondisclosure and confidentiality

A. EMPLOYEE and EMPLOYER acknowledge the receipt and sufficiency of the consideration, mutual promises, agreements and undertakings as set forth herein.

B. For purposes of this Section 5, “EMPLOYER” is defined as and limited to those who are authorized and recognized as having actual authority in an official capacity to speak for and on behalf of ATC.

C. For purposes of this Section 5, “EMPLOYEE” is defined as Ballard and his spouse.

D. EMPLOYEE and EMPLOYER agree to keep the terms of this settlement agreement confidential and agree that they and their representatives will not comment upon or discuss in any manner EMPLOYEE’s claims against EMPLOYER with any third-parties, other than their respective attorneys, including but not limited to any public or news medium, except as set forth in paragraph E below. The parties’ respective attorneys, David Perkins, Esq. for EMPLOYEE and Preti, Flaherty, Beliveau, & Pachios, LLP for EMPLOYER, by their signatures on this Agreement, represent that they and all their employees will adhere to all the terms of this Agreement’s Nondisclosure and Confidentiality Section herein.

E. The parties further agree that neither they nor their respective attorneys will acknowledge or comment upon the existence of a settlement agreement with respect to EMPLOYEE’s claims. Any and all comments by the parties hereto to third parties shall be limited in all circumstances to “The matter has been resolved” or “The matter was resolved.”

F. In the event that EMPLOYEE, EMPLOYER, or their respective attorneys become legally compelled to disclose any of the “information” (whether by oral questions, interrogatories, requests for information or documents, subpoena, regulatory investigation or similar process or otherwise), EMPLOYEE, EMPLOYER and/or their respective attorneys will provide the other parties hereto with prompt notice, to the extent practicable, so that EMPLOYEE, EMPLOYER and/or their respective attorneys may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, EMPLOYEE, EMPLOYER, and their respective attorneys agree that such disclosure may be made without liability hereunder. EMPLOYEE, EMPLOYER and/or their respective attorneys will furnish only that information which the requested party and/or her/its attorneys are legally required to disclose and will use all efforts to obtain reliable assurance that confidential treatment will be accorded the information.

G. To the extent that EMPLOYEE is obligated to share the financial terms of this Agreement with an accountant or other financial professional in order to determine tax liability only, EMPLOYEE is responsible for advising such accountant or financial professional of her/her obligation to adhere to the terms of the nondisclosure and confidentiality provisions of Section 5 of this Agreement. Any breach thereof by such accountant or tax professional will be considered a breach by EMPLOYEE and EMPLOYER shall be entitled to seek remedies consistent with Section 5 of this Agreement.

H. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

I. The parties and their respective attorneys acknowledge and agree that, in the event of any breach of this Agreement generally, and Section 5 specifically, that the other party would be irreparably and immediately harmed and could not be made whole by monetary damages. However, it is agreed that, in addition to any other remedy to which EMPLOYER or EMPLOYEE may be entitled in law or equity, the wronged party shall be entitled to:

a. Liquidated damage award for a violation of Section 5 in the amount of Ten Thousand Dollars ($10,000.00).

b. The wronged party is also entitled to an injunction or injunctions (without posting bond and without proof of actual damages) to prevent breaches or anticipated breaches of Section 5 and/or to compel specific performance of Section 5. Neither the offending party nor the attorneys or representatives thereof will oppose in any manner, including appeal, the relief granted, if any, by the court of competent jurisdiction granting such relief. The offending party shall also reimburse the wronged party for all costs and expenses, including attorneys’ fees, as determined by the court of competent jurisdiction, incurred by the wronged party in attempting to enforce the obligations of the offending party and/or the attorneys or representatives hereunder. The wronged party shall exercise such rights, powers and privileges contained specifically in Section 5 within one (1) year of the wronged party becoming aware of the occurrence of the alleged breach by the offending party.

J. By executing this Agreement, EMPLOYEE affirms that he has read the confidentiality provisions of this Agreement, that he has discussed the confidentiality provisions of this Agreement with his attorney and that he understands the nature, terms, scope, and effect of the confidentiality provisions of this Agreement.

K. By signing this document below, EMPLOYEE’s attorney, David Perkins, Esq., warrants that he has explained the meaning and operation of all terms of this Agreement to EMPLOYEE and that he believes that EMPLOYEE understands his obligations under this Agreement and the consequences of his breach of the confidentiality provisions of this Agreement.

L. No failure or delay by EMPLOYEE or EMPLOYER in exercising any respective rights, powers, or privileges hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such rights, powers, or privileges preclude any other or further exercise thereof.

Miscellaneous Provisions

5. This document is deemed to have been executed and delivered within the State of Maine, and the rights and obligations of the Parties hereto shall be construed and enforced in accordance with, and governed by, the laws of the State of Maine without regard to conflict of law rules.

6. Ballard agrees and understands that this Agreement may be treated as a complete defense to any legal, equitable, or administrative action that my be brought, instituted, or taken by Ballard, or on Ballard’s behalf, against ATC or the Releasees, and shall forever be a complete bar to the commencement or prosecution of any claim, demand, lawsuit, charge, or other legal proceeding of any kind against ATC and the Releasees.

7. This Agreement and all covenants and releases set forth herein shall be binding upon and shall inure to the benefit of the respective Parties hereto, their legal successors, heirs, assigns, partners, representatives, parent companies, subsidiary companies, agents, attorneys, officers, employees, directors and shareholders.

8. The Parties hereto acknowledge each has read this Agreement, that each fully understands its rights, privileges and duties under the Agreement, that each has had an opportunity to consult with an attorney of its choice and that each enters this Agreement freely and voluntarily.

9. The undersigned each acknowledge and represent that no promise or representation not contained in this Agreement has been made to them and acknowledge and represent that this Agreement contains the entire understanding between the Parties and contains all terms and conditions pertaining to the compromise and settlement of the subjects referenced herein. The undersigned further acknowledge that the terms of this Agreement are contractual and not a mere recital.

10. This Agreement may not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed by Ballard and an officer of ATC. The failure of any Party to enforce at any time any of the provisions of this Agreement shall in no way be construed as a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

11. This Agreement and the provisions contained herein shall not be construed or interpreted for or against any party hereto because that party drafted or caused that party’s legal representative to draft any of its provisions.

12. In the event of litigation arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs.

13. Ballard acknowledges Ballard may hereafter discover facts different from, or in addition to, those Ballard now knows or believes to be true with respect to the claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, wages, obligations, debts, expenses, damages, judgments, orders and liabilities herein released, and agrees the release herein shall be and remain in effect in all respects as a complete and general release as to all matters released herein, notwithstanding any such different or additional facts.

14. This Agreement irrevocably and forever extinguishes all of the claims referenced in Paragraph 2 hereof and such matters cannot be revived in any way, including but not limited to, by any alleged breach of this Agreement. The Parties’ remedy for any such alleged breach shall be limited exclusively to money damages for breach of the Agreement.

15. ATC hereby advises Ballard in writing to discuss this Agreement with an attorney before signing it. Ballard acknowledges ATC has provided Ballard at least twenty-one days within which to review and consider this Agreement before signing it. Should Ballard decide not to use the full twenty-one days, then Ballard knowingly and voluntarily waives any claim that Ballard was not in fact given that period of time or did not use the entire twenty-one days to consult an attorney and/or consider this Agreement.

16. Within three calendar days of signing and dating this Agreement, Ballard shall deliver the signed original of this Agreement to David Chidlaw, Esq., 501 West Broadway, San Diego, CA 92101. However, the Parties acknowledge and agree that Ballard may revoke this Agreement for up to seven calendar days following Ballard’s execution of this Agreement and that it shall not become effective or enforceable until the revocation period has expired. The Parties further acknowledge and agree that such revocation must be in writing addressed to and received by David Chidlaw, Esq. not later than midnight on the seventh day following execution of this Agreement by Employee. If Ballard revokes this Agreement under this Paragraph, this Agreement shall not be effective or enforceable and Ballard will not receive the monies and benefits described above, including those described in Paragraph 1.

17. If Ballard does not revoke this Agreement in the timeframe specified in Paragraph 16 above, the Agreement shall be effective at 12:00:01 a.m. on the eighth day after it is signed by Ballard (the “Effective Date”).

18. This Agreement may be signed in several counterparts, but all when taken together shall constitute but a single document when executed by all parties. This Agreement shall not constitute the agreement of the parties until such time as all parties have executed it.

19.	ATC executes this Agreement for itself and on behalf of all other respective Releasees.

20. Should any provision of this Agreement be declared or be determined to be invalid, the validity of the remaining parts, terms and provisions shall not be affected thereby and said invalid part, term or provision shall be deemed not to be part of this Agreement. To this end, the provisions of this Agreement are severable.

21. CIRCULAR 230 DISCLAIMER. EACH PARTY TO THIS AGREEMENT (FOR PURPOSES OF THIS SECTION, THE “ACKNOWLEDGING PARTY”; AND EACH PARTY TO THIS AGREEMENT OTHER THAN THE ACKNOWLEDGING PARTY, AN “OTHER PARTY”) ACKNOWLEDGES AND AGREES THAT (1) NO PROVISION OF THIS AGREEMENT, AND NO WRITTEN COMMUNICATION OR DISCLOSURE BETWEEN OR AMONG THE PARTIES OR THEIR ATTORNEYS AND OTHER ADVISERS, IS OR WAS INTENDED TO BE, NOR SHALL ANY SUCH COMMUNICATION OR DISCLOSURE CONSTITUTE OR BE CONSTRUED OR BE RELIED UPON AS, TAX ADVICE WITHIN THE MEANING OF UNITED STATES TREASURY DEPARTMENT CIRCULAR 230 (31 CFR PART 10, AS AMENDED); (2) THE ACKNOWLEDGING PARTY (A) HAS RELIED EXCLUSIVELY UPON HER OR ITS OWN, INDEPENDENT LEGAL AND TAX ADVISERS FOR ADVICE (INCLUDING TAX ADVICE) IN CONNECTION WITH THIS AGREEMENT, (B) HAS NOT ENTERED INTO THIS AGREEMENT BASED UPON THE RECOMMENDATION OF ANY OTHER PARTY OR ANY ATTORNEY OR ADVISOR TO ANY OTHER PARTY, AND (C) IS NOT ENTITLED TO RELY UPON ANY COMMUNICATION OR DISCLOSURE BY ANY ATTORNEY OR ADVISER TO ANY OTHER PARTY TO AVOID ANY TAX PENALTY THAT MAY BE IMPOSED ON THE ACKNOWLEDGING PARTY; AND (3) NO ATTORNEY OR ADVISER TO ANY OTHER PARTY HAS IMPOSED ANY LIMITATION THAT PROTECTS THE CONFIDENTIALITY OF ANY SUCH ATTORNEY’S OR ADVISER’S TAX STRATEGIES (REGARDLESS OF WHETHER SUCH LIMITATION IS LEGALLY BINDING) UPON DISCLOSURE BY THE ACKNOWLEDGING PARTY OF THE TAX TREATMENT OR TAX STRUCTURE OF ANY TRANSACTION, INCLUDING ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

IN WITNESS WHEREOF, the said Ballard, and ATC , having read the foregoing Agreement carefully, and knowing and understanding its contents and effects, sign and seal the same through their agents as their own free act and deed.

I. PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

ALAN J. BALLARD ACKNOWLEDGES AND AGREES:

THAT HE HAS BEEN ADVISED AND ENCOURAGED TO REVIEW THIS AGREEMENT WITH AN ATTORNEY BEFORE SIGNING IT; AND THAT HE IS VOLUNTARILY AND KNOWINGLY ENTERING INTO THIS AGREEMENT.

DATED: October 18, 2006	/s/ Alan J. Ballard
Alan J. Ballard

STATE OF Maine

Cumberland, ss.	October 18, 2006

Personally appeared the above-named Alan J. Ballard and made oath that he has carefully read and fully understands the foregoing Release and Settlement Agreement and it is signed by her as his own free act and deed.

Before me,	/s/ Rebecca J. Morton
Notary Public/Attorney at Law

II. PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

THOMAS R. BROWN, ACTING AS ATC’S DULY AUTHORIZED REPRESENTATIVE, ACKNOWLEDGES AND AGREES:

THAT HE HAS BEEN ADVISED AND ENCOURAGED TO REVIEW THIS AGREEMENT WITH AN ATTORNEY BEFORE SIGNING IT; AND

THAT IT IS VOLUNTARILY AND KNOWINGLY ENTERING INTO THIS AGREEMENT.

DATED: 10/24/06

	/s/ Thomas R. Brown	,
President, American Technology Corporation

STATE OF California

San Diego, ss.	October 24, 2006

Personally appeared the above-named Thomas R. Brown and made oath that he has carefully read and fully understands the foregoing Release and Settlement Agreement and it is signed by him as his own free act and deed.

Before me,	/s/ Cheryl Young Nielsen
Notary Public/Attorney at Law